UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 25, 2010 SunPower Corporation (“SunPower” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as representatives of the several initial purchasers listed therein (collectively, the “Initial Purchasers”), providing for the sale by the Company of $220 million principal amount of 4.5% senior cash convertible debentures due 2015 (the “Debentures”) with a 13 day option in favor of the Initial Purchasers for the purchase of up to an additional $30 million principal amount of Debentures in certain circumstances (the “Overallotment Option”). The Purchase Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 29, 2010 and incorporated herein by reference.

On April 5, 2010 the Initial Purchasers exercised the Overallotment Option in full. SunPower closed the offering of the $30 million aggregate principal amount overallotment option for its 4.5% senior cash convertible debentures due 2015 (the “Overallotment Debentures”) on April 9, 2010 (the “Overallotment Closing”).

In connection with the Overallotment Closing, SunPower entered into additional convertible debenture hedge transactions (collectively, the “Overallotment Convertible Hedge Transactions”) and warrant transactions (collectively, the “Overallotment Warrant Transactions”, together with the Overallotment Convertible Hedge Transactions, the “Overallotment Hedge Agreements”) with certain of the Initial Purchasers or their affiliates. The Overallotment Hedge Agreements are meant to reduce the Company’s exposure to potential cash payments upon conversion of the Overallotment Debentures.

Under the terms of the Overallotment Convertible Hedge Transactions, the Company entered into purchased options with affiliates of certain of the Initial Purchasers, which purchased options cover, subject to anti-dilution adjustments substantially identical to those in the Debentures, 1,331,559 shares of the Company’s class A common stock (the “Class A Common Stock”).

Under the terms of the Overallotment Warrant Transactions, the Company sold to affiliates of certain of the Initial Purchasers warrants to acquire, at a strike price of $27.03 per share, subject to anti-dilution adjustments, cash in an amount equal to the market value of up to 1,331,559 shares of Class A Common Stock. Each Overallotment Warrant Transaction is a separate transaction, entered into by the Company with each option counterparty, and is not part of the terms of the Debentures.

The Overallotment Hedge Agreements are exclusively cash settled. The cost of the Overallotment Hedge Agreements was approximately $1.65 million.

The preceding description of the Overallotment Hedge Agreements Hedge Agreements is a summary and is qualified in its entirety by reference to the confirmations relating to the Overallotment Convertible Hedge Transactions, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference and the confirmations relating to the Overallotment Warrant Transactions, which are filed as Exhibits 10.5, 10.6, 10.7 and 10.8 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 9, 2010 SunPower issued a press release announcing the closing of the $30 million aggregate principal amount overallotment option for its 4.5% senior cash convertible debentures due 2015 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The full text of the press release is being furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Convertible Debenture Hedge Transaction Confirmation.

10.2	Convertible Debenture Hedge Transaction Confirmation.

10.3	Convertible Debenture Hedge Transaction Confirmation.

10.4	Convertible Debenture Hedge Transaction Confirmation.

10.5	Warrant Transaction Confirmation.

10.6	Warrant Transaction Confirmation.

10.7	Warrant Transaction Confirmation.

10.8	Warrant Transaction Confirmation.

99.1	Press Release dated April 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: April 9, 2010

	By:	/s/ DENNIS V. ARRIOLA
	Name:	Dennis V. Arriola
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Convertible Debenture Hedge Transaction Confirmation.

10.2	Convertible Debenture Hedge Transaction Confirmation.

10.3	Convertible Debenture Hedge Transaction Confirmation.

10.4	Convertible Debenture Hedge Transaction Confirmation.

10.5	Warrant Transaction Confirmation.

10.6	Warrant Transaction Confirmation.

10.7	Warrant Transaction Confirmation.

10.8	Warrant Transaction Confirmation.

99.1	Press Release dated April 9, 2010.